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SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 1997)

$439,310,431 (APPROXIMATE)

GE CAPITAL MORTGAGE SERVICES, INC.
(SELLER AND SERVICER)

REMIC MULTI-CLASS PASS-THROUGH CERTIFICATES, SERIES 1997-2
                            ------------------------

This Supplement amends and should be attached to the cover page of the GE Capital Mortgage Services, Inc. Prospectus Supplement dated February 24, 1997 (the 'Prospectus Supplement') to the Prospectus dated October 28, 1996 (the 'Prospectus') relating to the above-referenced Certificates.

The first full paragraph of page S-19, the second full paragraph of page S-21, the last paragraph of page S-69, the third full paragraph of page S-70, the fifth full paragraph of page S-88 and the first full paragraph of page S-103 of the Prospectus Supplement are hereby amended to replace all references therein to prepayment assumptions or rates of 225% of the Prepayment Assumption with prepayment assumptions or rates of 250% of the Prepayment Assumption.
                            ------------------------

SALES OF THE POOL 1 CERTIFICATES ON OR AFTER THE DATE HEREOF MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT AND PROSPECTUS.

The date of this Supplement is March 6, 1997.